Exhibit 99.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of the 31st day of December 2007, is made and entered into by and among Luther Capital management, LLC, a Nebraska limited liability company, or its assigns (the “Buyer”), and all of the Shareholders of the Company, (the “Sellers”).

Whereas, the Sellers own all of the outstanding stock of Esco, Inc., a Nevada corporation (the “Company”).

Whereas, subject to the terms and conditions of this Agreement, the Sellers desire to sell, and the Buyer desires to purchase, ninety-seven percent (97%) of the issued and outstanding shares of the Company.

Now, Therefore, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Purchase of Shares.

1.1  Purchase of Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), (a) the Sellers agree to sell, assign, transfer, and deliver to the Buyer, and the Buyer agrees to purchase from the Sellers, the number of shares of common stock of the Company identified on Schedule 1.1 hereto (the “Company Shares”), which Company Shares constitute ninety-seven percent (97%) of the issued and outstanding shares of capital stock of the Company. Company Shares are sometimes referred to herein as the “Shares.”

1.2  Purchase Price. On the terms and subject to the conditions set forth in this Agreement, in consideration for all of the Shares, the purchase price (the “Purchase Price”) for the Shares shall be One Hundred Thousand Dollars ($100,000). The Purchase Price shall be paid at the Closing by the Buyer to the Sellers by wire transfer or other immediately available funds to an account or accounts designated by the Sellers at the Closing.

1.3  Legal and Accounting Fees. At the Closing, the Buyer shall deliver to Erickson | Sederstrom, PC, LLO, Twenty-Five Thousand Dollars ($25,000) in readily available cash for payment of the Company’s legal and accounting fees and costs, incurred since its inception, whether unbilled, billed, or accrued, or whether incurred for purposes of this Agreement and the transactions contemplated herein (the “Fee Payment”). After Closing, the Sellers shall cause Erickson | Sederstrom, PC, LLO, to pay the legal and accounting fees and costs of the Company. In the event the legal and accounting fees and costs, exceed the Fee Payment, then the Company shall be responsible to pay all such excess amounts, including amounts related to Closing the transactions contemplated herein.

Section 2.  Closing; Further Assurances; Related Matters.

2.1  Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on January 2, 2008, at 10:00 a.m., local time, at the offices of Erickson | Sederstrom, PC, LLO, Omaha, Nebraska, or on such other date and at such other time or place as the parties may agree. The date on which the Closing occurs is sometimes referred to herein as the “Closing Date.” The effective date of the Closing shall be start of business on January 1, 2008.

2.2  Instruments of Conveyance. At the Closing, the Sellers shall deliver any and all shares certificates representing the Shares to the Buyer, duly endorsed in blank (or accompanied by duly executed stock powers).

2.3  Further Assurances. Each party hereto shall, on the Closing Date and from time to time thereafter, at any other party’s reasonable request and without further consideration, execute and deliver to such other party such instruments of transfer, conveyance, and assignment in addition to those delivered pursuant to Section 2.2, as shall be reasonably requested to transfer, convey, and assign the Shares to the Buyer and otherwise to effect the transactions contemplated by this Agreement.

Section 3.  Representations and Warranties of the Seller.

Sellers, jointly and severally, hereby represents and warrants to the Buyer as follows:

3.1  Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Company has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The Company has delivered to the Buyer true and correct copies of the Articles of Incorporation and Bylaws, and any amendments thereto (the “Governing Documents”) of the Company, in each case as currently in effect.

3.2  Authorization. The Sellers have the power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly executed and delivered by the Sellers and constitutes, and when executed and delivered by the parties thereto will constitute, a valid and binding agreement of the Sellers, enforceable against the Sellers in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.3  Absence of Restrictions and Conflicts. The execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not (as the case may be) violate or conflict with, constitute a breach or violation of or default under, permit the acceleration of any obligation under or give rise to any right of termination under, (a) any term or provision of the Governing Documents of the Company, (b) any contract of which the Company is a party, or (c) any law or order. No consent, order, or authorization of, or registration, declaration, or filing with, any governmental authority, or with any third party with respect to any agreement or arrangement referred to in clause (b) of the preceding sentence, with respect to the Company, is required in connection with the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

3.4  Capitalization.

    (a)  The Governing Documents set forth the Company’s authorized capital stock, and Schedule 1.1 sets forth the number of issued and outstanding shares of its capital stock and the holder or holders of such shares. All of the outstanding Shares of the Company, if applicable, are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any preemptive right, subscription right or any similar right under applicable laws, Governing Documents of the Company or any agreement to which the Company is a party or is otherwise bound. The Company does not own beneficially or otherwise, directly or indirectly, any capital stock of, or other securities, equity or ownership interest in, or has any obligation to form or participate in, any other person. No shares of capital stock of the Company are held by the Company in its treasury.

    (b)  The Sellers have good and valid title to, and are the record owners of, the Company Shares, free and clear of any and all liens. Except with respect to transfer restrictions under applicable securities laws, no legend or other similar item appears upon any certificates representing any shares of the Company which constitutes a restriction on transfer or otherwise provides any third party with rights with respect to the Shares.

    (c)  There are no subscriptions, options, convertible securities, calls, puts, rights, warrants, or other agreements, claims, or commitments of any nature whatsoever obligating the Company to purchase, redeem, issue, transfer, deliver, or sell, or cause to be purchased, redeemed, issued, transferred, delivered, or sold, additional shares or other securities of the Company. There are no dividends which have accrued or been declared but are unpaid on the shares or equity of the Company and there are no stock appreciation, phantom stock, or similar rights with respect to the shares or equity of the Company. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities with the right to vote).

3.5  Financial Statements.

    (a)  The books of account and related records of the Company correctly, accurately and completely reflect all of its assets, liabilities and transactions in compliance with generally accepted accounting principles in the United States (“GAAP”), applied on a consistent basis throughout the periods covered. Schedule 3.5 contains correct, accurate and complete copies of the audited balance sheets and statements of income, changes in shareholders’ equity and cash flow of the Company as of and for the fiscal year ended December 31, 2006, and the unaudited internally prepared balance sheet and statements of income and changes in shareholders’ equity and cash flow as of and for the eleven (11) months ending November 30, 2007 (individually, a “Financial Statement” and collectively, the “Financial Statements”). Each Financial Statement (i) has been prepared based on, and in accordance with, the books of account and related records of the Company, (ii) has been prepared in compliance with GAAP applied on a consistent basis for the periods covered, except for footnotes to any interim statements, and (iii) correctly, accurately and completely presents the financial condition, financial position, results of operations, assets and liabilities of the Company for the periods covered.

    (b)  No Undisclosed Material Liabilities. Except for liabilities incurred in the ordinary course of business consistent with past practice since the date of the last Financial Statement attached hereto as of the date of this Agreement (the “Most Recent Financial Statement”), there are no liabilities of the Company of any kind whatsoever (whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise) required by GAAP to be reflected on a balance sheet except for liabilities or obligations reflected or reserved against in the Most Recent Financial Statement.

3.6  Absence of Certain Changes or Events. Since the date of the Most Recent Financial Statement, the Company has conducted its business in the ordinary course substantially in the same manner as it has historically conducted.

3.7  Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of the Sellers, threatened against the Company, by or before any governmental authority or by any third party that (i) if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a material adverse effect, (ii) challenges the validity of this Agreement, or (iii) would be reasonably likely to adversely affect or restrict the Sellers’ ability to consummate the transactions contemplated hereby.

3.8  Tax Returns and Taxes. The Company (i) has timely filed or caused to be filed on a timely basis with the appropriate taxing authorities all material tax returns required to be filed by or with respect to the Company, or with respect to which the Company could have liability, and (ii) has paid or made adequate provision for the payment of all taxes shown to be due on such tax returns. Such tax returns are correct and complete in all material respects. None of the tax returns applicable to the Company is currently being audited or examined by any taxing authority. There is no material unpaid tax deficiency, determination or assessment currently outstanding against the Company or, to the knowledge of the Sellers, any claim for additional taxes. There are no outstanding agreements or waivers extending the statute of limitations relating to the assessment of taxes applicable to the Company.

3.9  Brokers, Finders, and Investment Bankers. Neither the Sellers nor the Company has engaged any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders’ fees, or other similar fees in connection with the transactions contemplated by this Agreement.

Section 4.  Representations and Warranties of the Buyer.

The Buyer hereby represents and warrants to the Sellers as follows:

4.1  Organization. The Buyer is a business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Buyer has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

4.2  Authorization. The Buyer has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Buyer and constitutes, when executed and delivered by the parties thereto will constitute, a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.3  Absence of Restrictions and Conflicts. The execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement does not and will not (as the case may be) violate or conflict with, constitute a breach or violation of or default under, permit the acceleration of any obligation under or give rise to any right of termination under, (a) any term or provision of the Buyer’s Articles of Organization, Operating Agreement or any amendments thereto, (b) any agreement or other obligation or instrument to which the Buyer is bound, or (c) any law or order. No consent, order, or authorization of, or registration, declaration, or filing with, any governmental authority, or with any third party with respect to any agreement or arrangement referred to in clause (b) of the preceding sentence, with respect to the Buyer, is required in connection with the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

4.4  Brokers, Finders, and Investment Bankers. Buyer has not engaged any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders’ fees, or other similar fees in connection with the transactions contemplated by this Agreement.

4.5  Shares for Buyer’s Own Account. This Agreement is made with the Buyer in reliance upon the Buyer’s representation to the Seller, which by the Buyer’s execution of this Agreement, the Buyer hereby confirms, that the Shares to be purchased hereunder by the Buyer will be acquired for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Buyer further represents that the Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

4.6  Disclosure of Information. The Buyer has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management.

4.7  Restricted Securities. The Buyer understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein. The Buyer understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Buyer acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Sellers’ control, and which the Sellers is under no obligation and may not be able to satisfy.

4.8  Public Market. The Buyer understands that no public market now exists for the Shares, and that the Sellers have made no assurances that a public market will ever exist for the Shares.

4.9  Legends. The Buyer understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

4.10  Accredited Investor. The Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.11  No General Solicitation. Neither the Buyer, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the acquisition of the Shares.

4.12  Exculpation. The Buyer acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

4.13  Residence. The Buyer is domicile in Nebraska.

4.14  Public Shell.The Buyer acknowledges that the Company has no operations or material assets and has not conducted any business operations of whatever kind.

Section 5.  Additional Covenants and Agreements.

5.1  Conduct of Business. Except as expressly provided for herein or as consented to by the Buyer (which consent shall not be withheld unreasonably, delayed or conditioned), during the period from the date of this Agreement to the Closing Date, the Sellers shall cause the Company to act and carry on its business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations.

5.2  Access to Information and Confidentiality. Between the date of this Agreement and the Closing, the Sellers shall give the Buyer and its authorized representatives reasonable access to all books and records of the Company and permit the Buyer to make such inspections thereof as the Buyer may reasonably request.

5.3  Reasonable Best Efforts. Each of the parties shall cooperate, and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including acquiring all consents or approvals required prior to the Closing Date.

5.4  Fees and Expenses. The Buyer will pay all costs and expenses incurred by the Sellers or the Company in connection with the transactions contemplated by this Agreement (including, without limitation, attorneys’ and accountants’ fees and expenses). The Buyer shall bear all such costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

5.5  Public Announcements. Upon execution of this Agreement, no party shall make any public announcements regarding this Agreement or the transactions contemplated by this Agreement to the financial community, government agencies, employees or the general public without the prior written approval of the other party. After Closing, the parties shall mutually agree upon a public announcement. The Sellers shall not unreasonable withhold consent to such public announcement.

Section 6.  Conditions to Obligations of the Parties

6.1  Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

    (a)  Representations and Warranties. The representations and warranties of the Buyer contained in Section 4 of this Agreement shall be true and correct in all material respects at the date hereof and shall be true and correct in all material respects as of the Closing Date as if made at and as of such time, except for (i) changes permitted or contemplated by this Agreement, and (ii) representations and warranties which are as of a specific date;

    (b)  Performance of Obligations. The Buyer shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

    (c)  Purchase Price and Fee Payment. The Buyer shall have delivered to the Sellers the Purchase Price and Fee Payment.

6.2  Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

    (a)  Representations and Warranties. The representations and warranties of the Sellers contained in Section 3 of this Agreement shall be true and correct in all respects at the date hereof and shall be true and correct in all respects as of the Closing Date as if made at and as of such time, except for (i) changes permitted or contemplated by this Agreement, (ii) representations and warranties which are as of a specific date and (iii) failures to comply with the foregoing condition that individually or in the aggregate would not have a material adverse effect;

    (b)  Performance of Obligations. The Sellers shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

    (c)  Resignations. The directors and officers of the Company shall have tendered their resignations to the Company; and

    (d)  Closing Documents. The Sellers shall have delivered to the Buyer the documents and instruments described in Section 2.2.

Section 7.  Termination.

7.1  Termination - General. This Agreement may be terminated at any time at or prior to the Closing:

    (a)  in writing, by mutual consent of the parties hereto;

    (b)  by written notice from the Buyer to the Sellers, if any condition to the obligation of the Buyer to consummate the transactions contemplated hereby set forth in Section 6.2 becomes incapable of satisfaction prior to the Closing Date and shall not have been waived by the Buyer;

    (c)  by written notice from the Sellers to the Buyer, if any condition to the obligation of the Seller to consummate the transactions contemplated hereby set forth in Section 6.1 becomes incapable of satisfaction prior to the Closing Date and shall not have been waived by the Sellers; or

    (d)  by written notice by the Sellers, if the Closing has not occurred on or prior to January 3, 2008.

7.2  Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given by the Sellers, on the one hand, or the Buyer, on the other hand, so terminating to the other parties, and this Agreement shall become null and void and have no effect and the transactions contemplated hereby shall be abandoned. If this Agreement is terminated pursuant to Section 7.1 hereof, there shall be no liability or obligation hereunder on the part of the Sellers, the Company, the Buyer or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except (i) to the extent that such termination results from a material breach by a party of any representation, warranty, covenant or agreement in this Agreement; and (ii) except that the obligations provided for in this Section 7.2 and Sections 5.4, 10.1, 10.6 and 10.10 hereof shall survive any such termination.

Section 8.  Indemnification.

8.1  Indemnification Obligations of the Sellers. Except to the extent otherwise provided in this Section 8, the Sellers shall indemnify, defend, and hold harmless the Buyer and its officers, directors, employees, and affiliates, and each of the heirs, executors, successors, and assigns of any of the foregoing (collectively, the “Buyer Indemnified Parties”) from, against, and in respect of any and all losses arising out of or relating to:

    (a)  any breach or inaccuracy of any representation or warranty made by the Sellers in this Agreement or any certificate or document delivered pursuant to this Agreement; or

    (b)  any breach of any covenant, agreement, or undertaking made by the Sellers in this Agreement.

8.2  Indemnification Obligations of the Buyer. The Buyer shall indemnify and hold harmless the Seller and his respective officers, directors, employees, and affiliates, and each of the heirs, executors, successors, and assigns of any of the foregoing (collectively, the “Seller Indemnified Parties”) from, against, and in respect of any and all losses arising out of or relating to:

    (a)  any breach or inaccuracy of any representation or warranty made by the Buyer in Section 4, or any certificate or document delivered pursuant to this Agreement; and

    (b)  any breach of any covenant, agreement, or undertaking made by the Buyer in this Agreement.

8.3  Claims Period. For purposes of this Section 8, a “Claims Period” shall be the period during which a claim for indemnification may be asserted under this Section 8 by an Indemnified Party, which period shall begin on the Closing Date and terminate eighteen (18) months after the Closing Date; and from any breach of the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4(b), 4.1, 4.2 4.3, 4.5, 4.10, 9.4 and 9.5 hereof, the Claims Period shall extend indefinitely, subject to any statute of limitations applicable to the underlying claim against such Indemnified Party. Notwithstanding the foregoing, if prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

8.4  Threshold and Cap Amounts. Notwithstanding anything in this Agreement to the contrary, in no event shall the Sellers have any liability for losses arising under Section 8.1 until the aggregate of all such losses for which indemnification is sought therefor exceeds Ten Thousand Dollars ($10,000.00) (the “Threshold Amount”), after which the damaged party shall be entitled to be indemnified for all losses exceeding the Threshold Amount. The Sellers’ aggregate liability for all losses under this Section 8 shall be limited to the amount of the Purchase Price (the “Cap”). Notwithstanding the foregoing, losses arising under (a) Sections 3.4(b), 3.8, 3.9, 4.4, 5.4, or (b) pursuant to any matter constituting fraud under applicable law shall not be subject to the Threshold Amount.

8.5  Limitations on Indemnification. Notwithstanding anything contained herein to the contrary:

    (a)  No Indemnifying Party shall be liable hereunder for any special, punitive or loss of opportunity damages of any kind or nature (other than for any such damages actually incurred by an Indemnified Party to an unaffiliated third party).

    (b)  Attorney, consultant, and other professional fees and disbursements incurred by an Indemnified Party in connection with this Section 8 shall be reasonable and based only on time actually spent which shall be charged at no more than such professional’s standard hourly rate.

Section 9.  Post-Closing Covenants.

9.1  Preparation and Filing of Tax Returns. From and after Closing, the Buyer will cause the Company to prepare and timely file all appropriate Federal, state, provincial, local and foreign tax returns in respect of the Company, including the December 31, 2007, Federal and state income tax returns. The Company has filed all other required tax returns for the Company.

9.2  Payment of Taxes. The Buyer shall cause the Company to timely pay (a) all income taxes, and all other taxes shown as due with respect to tax returns which the Buyer on behalf of the Company is obligated to prepare and file or cause to be prepared and filed pursuant to Section 9.1, and (b) all taxes other than income taxes due on or before the Closing Date for which no tax return is required to be filed. The Sellers represent and warrant that there will be no taxes due on the December 31, 2007, Federal and state corporate income tax returns, provided Closing occurs after December 31, 2007. The Buyer shall cause the Company to timely pay or cause to be paid (a) all income taxes, and all other taxes shown as due with respect to tax returns which the Buyer is obligated to prepare and file or cause to be prepared and filed pursuant to Section 9.1 and (b) all taxes other than income taxes due and payable after the Closing Date for which no tax return is required to be filed.

9.3  Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes, and all conveyance fees, recording charges and other fees and charges (including penalties and interest, but excluding income taxes associated with the sale), incurred in connection with, or as a result of, the Buyer’s acquisition of the Shares will be paid by the Buyer.

9.4  Company Registration. The following covenant of the Buyer shall survive the Closing:

    (a)  If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Shareholders or Buyer) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), the Company shall (and the Buyer shall cause the Company), at such time, promptly give each Seller written notice of such registration. Upon the written request of each Seller given within twenty (20) days after mailing of such notice by the Company in accordance with Section 10.1, the Company shall, subject to the provisions of Section 9.4(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Seller has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 9.4 prior to the effectiveness of such registration whether or not any Seller has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 9.4(b) hereof.

    (b)  In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to this Section 9.4, the Company shall not be required to include any of the Sellers’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by the stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Sellers based on the number of Registrable Securities held by all selling Sellers or in such other proportions as shall mutually be agreed to by all such selling Sellers. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Sellers included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Company’s IPO in which case the selling Sellers may be excluded beyond this amount if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Seller of Registrable Securities and which is an investment fund, partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and affiliates of such Seller, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Seller”, and any pro-rata reduction with respect to such “selling Seller” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Seller,” as defined in this sentence.

    (c)  The term “Registrable Securities” means (i) the Company Shares sold hereunder, (ii) the Company Shares retained by the Sellers, and (iii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Company Shares referenced in clause (i) and (ii) above.

9.5  Right of Co-Sale. To the extent Section 9.4 has not been satisfied by the Company or the Sellers’ Shares have not been registered, the following covenant of the Buyer shall survive the Closing:

    (a)  In the event of a Proposed Transfer of any of the Company Shares acquired by the Buyer or its assigns (“Key Holder”) hereunder is to be sold to a third party, each respective Seller may elect to exercise its Right of Co-Sale and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice, which shall be given no later then ten (10) days after agreement as to the terms and conditions of the Proposed Transfer. Each Seller who desires to exercise its Right of Co-Sale must give the Key Holder written notice to that effect within thirty (30) days after the deadline for delivery of Proposed Transfer Notice, and upon giving such notice such Seller shall be deemed to have effectively exercised the Right of Co-Sale.

    (b)  Each Seller who timely exercises his, her or its Right of Co-Sale by delivering the written notice may include in the Proposed Transfer all or any part of his, her or its Company Shares equal to the product obtained by multiplying (i) the aggregate number of shares of Company Shares subject to the Proposed Transfer by (ii) a fraction, the numerator of which is the number of shares of Company Shares owned by such Seller immediately before consummation of the Proposed Transfer and the denominator of which is the total number of shares of Company Shares owned, in the aggregate, by all Sellers immediately prior to the consummation of the Proposed Transfer plus the number of shares of Company Shares held by the Key Holder. To the extent one or more of the Sellers exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Company Shares that the Key Holder may sell in the Proposed Transfer shall be correspondingly reduced.

    (c)  Each Seller shall effect its participation in the Proposed Transfer by delivering to the transferring Key Holder, no later than thirty (30) days after such Seller’s exercise of the Right of Co-Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing the number of shares of Company Shares that such Seller elects to include in the Proposed Transfer.

    (d)  The terms and conditions of any sale pursuant to this Section 9.5 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

    (e)  Each stock certificate a Seller delivers to the selling Key Holder pursuant to this Section 9.5 will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Company Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Key Holder shall concurrently therewith remit to each Seller the portion of the sale proceeds to which such Seller is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Seller exercising its Right of Co-Sale hereunder, no Key Holder may sell any Key Holder Shares to such Prospective Transferee or Transferee unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Seller.

    (f)  If any Proposed Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company and Sellers, the Key Holders proposing the Proposed Transfer may not sell any Key Holder’s Shares unless they first comply in full with each provision of this Section 9.5. The exercise or election not to exercise any right by any Seller hereunder shall not adversely affect its right to participate in any other sales of Company Shares subject to this Section 9.5.

    (g)  “Proposed Transfer” means any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Company Shares (or any interest therein) proposed by any of the Key Holders.

Section 10.  Miscellaneous.

10.1  Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail or courier delivery service (with postage and other fees prepaid) as follows:

If to Buyer	If to Sellers

Luther Capital Management, LLC Attn: Mike Luther P.O. Box 309 4089 South 84th Street Omaha, NE 68127 Telephone No.: 402.980.9523	William T. Foley, Esq. 10330 Regency Parkway Drive, Suite 100 Omaha, NE 68114 Telephone No.: 402.397.2200

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Such notice shall be effective upon the date of delivery or refusal of delivery, if sent by personal delivery, registered, certified, or express mail, or courier delivery, or upon transmission by telecopy transmission, if immediately confirmed by telephone or electronic means.

10.2  Attachments. All schedules, annexes and exhibits attached hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

10.3  Successors in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and permitted assigns. No party may assign this Agreement or its rights hereunder without, the other parties consent, provided, however, the Buyer may assign its right to purchase, but not the obligations under this Agreement, the Shares to third parties at Closing, provided such third parties, on their own account, satisfy the representations and warranties set forth in Section 4 and the other obligations and conditions of Closing in this Agreement.

10.4  Number; Gender; Currency. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders. Unless otherwise expressly noted to the contrary, all references in this Agreement to “dollars” or “$” shall mean United States dollars.

10.5  Captions. The titles, captions, and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

10.6  Controlling Law; Integration; Amendment. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nebraska without reference to Nebraska choice of law rules. Except as hereinafter provided, this Agreement supersedes all negotiations, agreements, and understandings among the parties with respect to the subject matter hereof. This Agreement constitutes the entire agreement among the parties hereto. This Agreement may not be amended, modified, or supplemented except by written agreement of the Buyer and the Sellers. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any governmental authority by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

10.7  Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jur-is-diction will not invalidate or render unenforceable such provi-sion in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

10.8  Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

10.9  Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, other than the parties hereto, and their successors or permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, or result in such person being deemed a third-party beneficiary of this Agreement.

10.10  Legal Proceedings. Any controversy, claim, or question of interpretation in dispute between the Sellers, on one hand, and the Buyer, on the other hand (the Sellers, on one hand, and the Buyer, on the other hand, each being referred to as a “party”) arising out of or relating to this Agreement or the breach thereof shall be brought in the U.S. federal and state courts situated in Douglas County, Nebraska. The non-prevailing party shall pay all costs of the proceedings, including reasonable attorney’s fees and expenses. Each party hereto hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each such person irrevocably consents to service of process in any such proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such person’s address for notices under this Agreement.

10.12  Waiver of Conflict. Each party to this Agreement acknowledges that Erickson | Sederstrom, PC, LLO, counsel for the Company and Sellers, has in the past performed and may continue to perform legal services for the Buyer, the Company and the Sellers in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to such representation by Erickson | Sederstrom, PC, LLO, in such unrelated matters and to the representation of the Company by Erickson | Sederstrom, PC, LLO, in connection with this Agreement and the transactions contemplated hereby.

In Witness Whereof, each of the parties hereto has executed this Agreement as of the date and year first above written.

Buyer

Luther Capital management, LLC

/s/ Mike Luther, Manager and Member

Sellers

/s/ William T. Foley	/s/ Virgil K. Johnson

CVS Operations Group Limited Partnership /s/ Charles V. Sederstrom, its Partner	/s/ Thomas J. Culhane

/s/ Charles Humble	/s/ Daniel B. Kinnamon

/s/ Jerald L. Rauterkus	/s/ Richard J. Gilloon

/s/ Mark Schorr	/s/ Patrick R. Guinan

/s/ John B. Morrow	/s/ Paul D. Heimann